UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Hayes Barnard as Chief Revenue Officer; Transition Agreement

As previously announced, on June 9, 2016, Hayes Barnard retired as Chief Revenue Officer of SolarCity Corporation (“SolarCity” or the “Company”).  Mr. Barnard will remain an employee of SolarCity through August 15, 2016.

On July 29, 2016, SolarCity entered into a Transition and Separation Agreement and Release with Mr. Barnard (the “Barnard Transition Agreement”). The Barnard Transition Agreement provides for, among other things, the planned retirement of Mr. Barnard and transition of his responsibilities; the payment of a lump sum equal to six (6) months of total compensation and estimated COBRA premiums; six (6) months of accelerated vesting for outstanding time-based stock option and restricted stock unit awards; the extension of the post-termination exercise period of the vested portions of vested and outstanding stock option awards to August 15, 2017; transfer of ownership of a Company-owned vehicle to Mr. Barnard; and a mutual release of claims by SolarCity and Mr. Barnard.

The foregoing description is qualified in its entirety by reference to the Barnard Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Barnard Transition Agreement dated July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Lyndon Rive
Lyndon Rive
Date: August 3, 2016		Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Barnard Transition Agreement dated July 29, 2016.